PURCHASE AND SALE AGREEMENT
                                      AND
                              ESCROW INSTRUCTIONS
                             (Wildwood Apartments)

        This Purchase and Sale Agreement ("Agreement") and Escrow Instructions ("Escrow Instructions") are made and entered into by and between Western Rim Investors 1991-4, L.P., a California Limited Partnership, dba Wildwood Apartments ("Seller") and Cornerstone Realty Group, Inc., a Virginia corporation ("Buyer").

                                   BACKGROUND

        A. Seller owns certain real property, with improvements thereon and personal property used in connection therewith, located in Tarrant County, Texas and commonly known as the Wildwood Apartments (containing 120 apartment units) and more particularly defined as the "Property" below.

        B. Seller's affiliate, Western Rim Investors 1992-5, L.P., a California Limited Partnership, dba Arbors on Forest Ridge ("Forest Ridge Seller") owns and operates certain real property located in Tarrant County, Texas, with improvements thereon and personal property used in connection therewith, commonly known as the Arbors on Forest Ridge Apartments (containing 210 apartment units) ("Forest Ridge Property").

        C. Seller's affiliate, Western Rim Investors 1993-2, L.P., a California Limited Partnership, dba Toscana Apartments ("Toscana Seller") owns and operates certain real property located in Denton County, Texas, with improvements thereon and personal property used in connection therewith, known as the Toscana Apartments (containing 192 apartment units) ("Toscana Property").

        D. Buyer desires to purchase the Property together with all improvements and all related rights and appurtenances, including without limitation, Seller's interest in adjacent streets, alleys, rights-of-way, strips, gores and access easements, and any improvements on the Property.

        E. Seller desires to sell the Property to Buyer on the condition that Buyer also purchase the Forest Ridge Property and the Toscana Property simultaneously therewith as a "package" purchase and sale.

1. AGREEMENT.

        This agreement of Purchase and Sale and Escrow Instructions dated January 21, 1997, Escrow No. TC96-81550, is between Seller and Buyer with Safeco Land Title of Tarrant, a Texas corporation, as escrow agent ("Escrow Agent). This Agreement and Escrow Instructions shall constitute the agreement on the part of the Seller to sell and on the part of the Buyer to purchase the Property described and defined hereinbelow. In the event of any conflict or any

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 inconsistency between the terms and provisions of any other Escrow Instructions and the terms and provisions of this Agreement, the terms and provisions of this Agreement shall control.

2. PROPERTY.

        The property which is the subject of this Agreement is defined to mean the following: (i) the real property located in Tarrant County, Texas as more particularly described by legal description on Exhibit A attached hereto and made a part thereof, together with (ii) all improvements and fixtures located thereon ("Improvements"), (iii) the personal property owned by Seller and used in connection therewith as described on Exhibit B attached hereto ("Personal Property"), (iv) all rights of Seller in and to any and all leases for space in and to the Property ("Leases") by tenants ("Tenants") thereunder, (v) all existing warranties, including manufacturer's warranties ("Warranties") relating to the Improvements or Personal Property, but only to the extent assignable,
(vi) all right, title and interest of Seller, if any, in and to the use of the name by which the Property is commonly known, "Wildwood Apartments," ("Tradename"), (vii) the existing phone numbers ("Phone Numbers") used in connection with the operation of the Property, but only to the extent assignable and (viii) all rights, privileges, easements and appurtenances thereto, if any (collectively, the "Property").

3. OPENING OF ESCROW; CLOSING; PACKAGE SALE; INDEPENDENT CONSIDERATION.

        a. For purposes of this Agreement, the Opening of Escrow (the "Opening of Escrow") shall be deemed to be the date set forth below on which the Earnest Money Deposit (as hereinafter defined) and three (3) fully executed copies of this Agreement and the Other Agreements (as hereinafter defined) are delivered to and accepted by Escrow Agent. The consummation of the transaction contemplated by this Agreement (the "Closing") shall occur at 10:00 a.m., Texas time, on the date which is seven days after the expiration of the Feasibility Termination Date (as hereinafter defined) (the "Closing Date"); provided, however, if Buyer in good faith needs additional time to prepare for the Closing of the transaction and the funding of the Purchase Price, then Buyer may extend the Closing Date by up to seven (7) days by sending written notice of such extension to Seller on or before the originally scheduled Closing Date; and provided further that any such extension shall constitute an extension for the same period of time of the Closing Date under the Other Agreements so that in any case the closing of the sale and conveyance of the Property, the Forest Ridge Property and the Toscana Property shall occur simultaneously. The Closing shall occur at the offices of Escrow Agent or at such other place as Seller and Buyer may agree in writing. Closing shall be deemed to have occurred when (i) all Closing documents contemplated by this Agreement have been delivered to, received by, and executed by the appropriate parties; (ii) all conditions to such Closing contemplated by this Agreement have been satisfied or waived in writing (including, without limitation the simultaneous closing of the sale and purchase from Seller to Buyer of the Forest Ridge Property and the Toscana Property as hereinafter discussed); (iii) the deed required pursuant to paragraph 8 has been recorded; and (iv) the funds required to be paid under this Agreement have been properly delivered to Escrow Agent and are available for distribution by Escrow Agent.

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        b. The parties acknowledge and agree that (i) the sale of the Property is a part of a "package sale" of the Property, the Forest Ridge Property and the Toscana Property, (ii) as of even date herewith, Buyer is entering into separate Purchase and Sale Agreements ("Other Agreements") with Forest Ridge Seller and Toscana Seller to purchase the Forest Ridge Property and Toscana Property, respectively, (iii) Buyer shall have no right to close the purchase the Property unless Buyer simultaneously closes the purchase of both the Forest Ridge Property and Toscana Property in accordance with the terms of the Other Agreements, (iv) Seller's obligations hereunder shall be conditioned on Buyer's performing all of its obligations under the Other Agreements and, simultaneously with the Closing hereunder, closing the purchase of the Forest Ridge Property and Toscana Property in accordance with the terms of the Other Agreements, (v) any termination by Buyer of either of the Other Agreements pursuant to an express right to terminate thereunder shall be deemed to also constitute a termination of this Agreement by Buyer pursuant to the corresponding provision hereof and (vi) any default by Buyer under either of the Other Agreements shall be deemed to also constitute a default by Buyer under this Agreement. The provisions of this subsection shall control in the event of any conflicting provisions contained herein or in the Other Agreements.

        c. Contemporaneously with the execution of this Agreement, Buyer shall deliver to Seller a check in the amount of Fifty and No/100 Dollars ($50.00) ("Independent Consideration"), which amount the parties bargained for and agreed to as consideration for Seller's execution, delivery and performance of this Agreement. This Independent Consideration is in addition to and independent of any other consideration or payment provided for in this Agreement, is nonrefundable, and shall be retained by Seller notwithstanding any other provision of this Agreement.

4. INFORMATION SUPPLIED BY SELLER/PRE-CLOSING MATTERS.

        As soon as reasonably possible after the Opening of Escrow, Seller shall either deliver or make available to Buyer the following:

        a. Current rent roll schedules ("Rent Rolls") certified as being true and correct by Seller (as of the last day of the month immediately preceding the month in which such schedule is furnished to Buyer) and showing for each apartment unit within the Property (i) its vacancy or occupancy, (ii) the monthly rental amount therefore; (iii) if the space is occupied, the commencement and termination date of the Lease covering that space and the name(s) of the Tenant(s) thereunder; and (iv) the amount of any rent or other charges, if any, in arrears or prepaid thereunder.

        b. Letter in form substantially the same as that attached hereto as Exhibit C addressed to Buyer's accountants, L.P. Martin & Company, P.C., concerning certain financial certifications as provided therein, executed by Seller.

        c. A current Termite Inspection Report or Reports for the Property indicating that there is no evidence of termites on the Property or, if there is evidence that termites are present, that termites have been killed or treated.

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        d. Sufficient books and records for the operation of the Property for at least 12 months of operation so that Buyer can generate a report in compliance with accounting regulation S-X of the Securities and Exchange Commission.

5. REVIEW, APPROVAL AND FINANCING CONTINGENCIES.

        Buyer and Seller acknowledge that, until the Feasibility Termination Date (as hereinafter defined), Buyer's obligations hereunder shall be conditioned on Buyer's satisfaction with all aspects of the Property and the transaction hereunder and its review of the same, including but not limited to,
(i) Buyer's investigation of the economic feasibility of purchasing the Property; (ii) Buyer's inspection of the Property, and its review of any engineering reports, architectural reports, soils and environmental analyses, research of relevant codes, ordinances, or regulations; (iii) Buyer's approval of the forms of various documents to be executed at Closing; (iv) Buyer's obtaining financing; (v) Buyer's review of the Title Commitment and Survey (as hereinafter defined) and any other title matters which may affect the Property;
(vi) Buyer's review of the books and records kept in connection with the operation of the Property; (vii) Buyer's review of the Leases; and (vi) Buyer's review of any other matter which Buyer may deem to affect the desirability of the Property. Accordingly, notwithstanding anything to the contrary contained in this Agreement, at any time on or before 5:00 p.m. on the date which is twenty-one (21) days after the Opening of Escrow (the "Feasibility Termination Date"), Buyer shall have the right, at its sole discretion, to terminate this Agreement for any reason whatsoever by delivering written notice of termination to Escrow Agent and Seller on or before the Feasibility Termination Date. Upon such termination, this Agreement and Escrow Instructions shall be immediately canceled, Escrow Agent shall return to Buyer the Earnest Money Deposit and (if theretofore deposited) the Additional Earnest Money Deposit and interest accrued thereon, Buyer shall deliver to Seller copies of any nonproprietary studies, reports or tests pertaining to the Property, and Buyer and Seller shall have no further obligation or liability to the other in connection with the purchase and sale of the Property, except such specific indemnification provision as are provided for in this Agreement. Failure by Buyer to terminate this Agreement on or before the Feasibility Termination Date shall be deemed to be a waiver of its right to terminate under this paragraph, whereupon the Earnest Money Deposit (as defined in paragraph 6), subject to Seller's performance hereunder and except as otherwise specifically provided herein, shall be deemed to be nonrefundable.

6. PURCHASE PRICE.

        a. The parties acknowledge that the sale of the Property is part of a "package sale of the Property, the Forest Ridge Property and the Toscana Property as discussed above. The aggregate purchase price ("Purchase Price") for the Property, Forest Ridge Property and Toscana Property shall be seventeen million four hundred twenty-five thousand dollars (S17,425,000). Payment of the Purchase Price and the Earnest Money Deposit and Additional Earnest Money Deposit as provided below shall constitute payment for all three properties without allocation among such properties.

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        i. Upon Opening of escrow, Buyer shall deposit with Escrow Agent one-hundred fifty thousand dollars ($150,000) (the "Earnest Money Deposit"). The Earnest Money Deposit is to be disbursed to Seller or Buyer in accordance with the terms hereof prior to Closing.

        ii. Upon the Feasibility Termination Date (if Buyer does not terminate this Agreement pursuant to paragraph 5 above) and as a condition to Buyer's continued rights hereunder and under the Other Agreements, Buyer shall deposit with Escrow Agent an additional sum of one-hundred fifty thousand dollars ($150,000) (the "Additional Earnest Money Deposit"). The Additional Earnest Money Deposit is to be disbursed to Seller or Buyer in accordance with the terms hereof prior to Closing.

        iii. Upon the Feasibility Termination Date and in the event Buyer has not terminated this Agreement and the Other Agreements, the entire Earnest Money Deposit including the Additional Earnest Money Deposit shall be deemed non-refundable.

        iv. On or before the Closing Date, Buyer shall deposit with Escrow Agent for the account of Seller, Forest Ridge Seller and Toscana Seller in cash or funds immediately available in Ft. Worth, Texas, the balance of the Purchase Price increased or reduced by such funds as are required to take into account the prorations and other adjustments required by this Agreement and the Other Agreements.

   b. All funds deposited in escrow on account of the Purchase Price or otherwise shall be deposited by Escrow Agent in an interest bearing account in a federally insured commercial bank reasonably approved by Buyer. Any interest earned on such funds shall be remitted to Buyer if Buyer is entitled to the return of the funds pursuant to this Agreement; otherwise, the interest shall be credited to the Purchase Price in the event Closing shall occur.

7. TITLE REVIEW; SURVEY.

   a. Seller will deliver with this agreement a commitment for title insurance with copies of all recorded Schedule B items set forth therein ("Title Report") pertaining to the Property. Seller will deliver with this Agreement to Buyer the existing surveys of the Property, if any (the "Surveys").

   b. Buyer shall be entitled to object to any matters disclosed by the Title Report or Surveys by delivering written notice of such objection to Seller and Escrow Agent on or before the date which is ten (10) days after the Opening of Escrow. Said notices of objection shall specify in reasonable detail any matter to which Buyer objects. If Escrow Agent subsequently issues any amended commitment for title insurance disclosing any additional Schedule B matters or if Buyer subsequently receives an amended survey reflecting additional Schedule B matters, Buyer shall be entitled to reasonably object to any matters not previously disclosed in the initial Title Report or the initial Surveys by delivering written notice of such objection to Seller and Escrow Agent on or before ten (10) days after Escrow Agent has delivered to Buyer the amended title commitment or ten (10) days after Buyer's receipt of the amended survey, said

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notice to specify in reasonable detail any matter to which Buyer objects. Buyer shall be deemed to have approved the Title Report and Surveys and any amendments if it fails to notify Seller and Escrow Agent in writing of its objections within the respective periods provided herein.

   c. After receipt of Buyer's objections, if any, Seller shall at its option, either (i) terminate this Agreement by sending written notice to Buyer and Escrow Agent (subject to Buyer's right to cancel said termination provided for below) if it cannot or is unwilling to cure the objections or (ii) attempt to eliminate the matters to which Buyer has objected within fifteen (15) days after receipt of Buyer's objections. Notwithstanding the foregoing, Seller shall not be required to satisfy any pecuniary encumbrances until Closing. If Seller elects to terminate this Agreement as provided above by sending written notice to Buyer, this Agreement and the Escrow shall automatically terminate on the date ten (10) days after Buyer and Escrow Agent receive written notice of such termination, unless Buyer elects to cancel such termination and waive its objections to said matters by written notice to Seller and Escrow Agent delivered within the ten (10) day period. Seller agrees to use reasonable efforts to give notice to Buyer as to its election of the above options in favor of Seller; provided, however, if, within fifteen (15) days after receipt by Seller of Buyer's objections, Seller has not either (i) sent written notice terminating as provided above or (ii) sent written notice agreeing to cure said objections or caused the matters to which Buyer has objected to be eliminated, then in such event Seller shall be deemed to have sent notice to Buyer terminating this Agreement, with such deemed notice to be deemed to have been sent and received upon the expiration of said fifteen (15) day period, and in such event this Agreement and Escrow shall terminate unless Buyer waives its objections by written notice delivered to Seller and Escrow Agent on or before two (2) days after the expiration of said fifteen (15) day period. In the event of any termination pursuant to this paragraph, the Earnest Money Deposit delivered to Escrow Agent shall be promptly refunded or returned to Buyer, Buyer shall deliver copies of any nonproprietary studies, reports or tests pertaining to the Property, and Seller and Buyer shall have no further obligation or liability to one another regarding the sale or purchase of the Property, except as to the specific indemnification provisions otherwise provided for in this Agreement.

8.  CLOSING DOCUMENTS AND CLOSING ITEMS.

    a.  At the Closing, Seller shall deliver to Escrow Agent the following:

        (i) a special warranty deed ("Deed") duly executed, acknowledged and in a form acceptable for recording, substantially in the form of Exhibit D attached hereto and made a part hereof, subject to the Permitted Exceptions (as hereinafter defined) and Seller shall deliver the Property free and clear of all liens;

        (ii) Assignment and Assumption of Leases ("Assignment and Assumption of Leases.), in form and substance substantially the same as that attached hereto as Exhibit E, and by this reference made a part hereof, fully executed and acknowledged by Seller, conveying to Buyer the Leases.

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       (iii) Bill of Sale and Assignment ("Bill of Sale and Assignment"), in
             form and substance substantially the same as that attached hereto as Exhibit F. and by this reference made a part hereof, fully executed and acknowledged by Seller, conveying to Buyer the Personal Property, Warranties, and Trade Name affecting the Property.

        (iv) Affidavit ("Affidavit") that as of the Closing Date there are no judgements against the Seller or Property or other unrecorded matters affecting the Property in such form as Escrow Agent may require to issue the Title Policy discussed below.

        (v) A Termination Agreement ("Termination Agreement") executed by the existing property manager for the Property and terminating, effective as of the Closing, the existing management agreement for the Property.

       (vi) The Non-Foreign Status Certification (as hereinafter defined) executed by Seller.

   b. Ad valorem and similar taxes and assessments relating to the Property for the year in which the Closing occurs ("Taxes") shall be prorated between Seller and Buyer as of the Closing Date, based on the latest rate applied to the latest assessed valuation for the Property, with Seller to bear the economic burden of all such Taxes for the period prior to and including the Closing Date and with Buyer to bear the economic burden of all such Taxes for all periods after the Closing Date. As soon as the actual amount of Taxes on the Property for such year is final and known (and after any appeal with respect thereto is final and the amount of such Taxes is final), Seller and Buyer shall, to the extent the amount of actual Taxes differs from the amount estimated at Closing and upon the request of either party, recalculate the proration of such Taxes between Seller and Buyer in the same manner specified above but based on such actual final amount of Taxes for such year. Upon such recalculation, Buyer shall pay to Seller, or Seller shall pay to Buyer, as the case may be, a sufficient amount of money so that when added to or subtracted from the preliminary prorated amounts for each party determined at Closing, Seller shall have paid for those Taxes applicable to the Property prior to and including the Closing Date and Buyer shall have paid for those Taxes applicable to the Property after the Closing Date. Subject to the pro-ration obligations under this Section, Buyer shall assume and pay for all Taxes relating to the Property for the year 1997 and subsequent years, and shall indemnify and hold Seller harmless from and against the same. The provisions of this subparagraph shall survive the Closing.

   c. All prepaid rentals, if any, actually received by Seller for the month in which the Closing occurs shall be prorated as of the Closing Date, with Seller to obtain the economic benefit of all such rentals for all periods prior to and including the Closing Date and with Buyer to obtain the economic benefit of all such rentals for all periods after the Closing Date. To the extent actually received by Seller prior to the Closing, Seller shall deliver to Buyer at the Closing all advance payments or rentals, other than for the month in which the Closing occurs. Claims for any delinquent rent and other sums which are owing to Seller by Tenants of the

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Property for periods prior to the Closing Date ("Delinquent Rents") shall be owned and retained by Seller and Seller shall be entitled to collect all of same. Furthermore, Buyer agrees to pay Delinquent Rents (or Seller's pro rata share thereof to the extent such Delinquent Rents are applicable to the month during which the Closing occurred) to Seller if, and when, amounts are collected from the delinquent Tenant that are required to be applied to Delinquent Rents as provided in the immediately succeeding sentence. To the extent rentals are collected by Buyer after Closing from Tenants owing Delinquent Rents, such collections shall be applied in the following order of priority (i) such collections shall first be applied to Delinquent Rents which were delinquent 30 days or less as of the Closing Date, (ii) any balance shall then be applied to rents currently due at the time of the collection of such amounts and (iii) the balance shall then be applied to Delinquent Rents which were delinquent for more than 30 days as of the Closing Date. Buyer agrees to use reasonable efforts to collect Delinquent Rents, but nothing contained herein shall operate to require Buyer to institute a lawsuit to recover any such Delinquent Rents or to terminate any Lease.

   d. Seller shall deliver into escrow at Closing individual tenant security deposits under the Leases held by Seller in trust, or provide Buyer with a credit therefor. At Closing, Escrow Officer shall disburse the security deposits to Buyer or provide a credit in favor of Buyer on the settlement statement. At the Closing, Seller and Buyer shall execute and deliver Tenant Notice Letters ("Tenant Notice Letters") to be sent to each Tenant under the Leases (i) notifying such Tenants of the change in ownership with respect to the Property, (ii) instructing such Tenants to perform all future obligations under the Leases to Buyer and (iii) advising the Tenants of the transfer to Buyer of applicable prepaid rent, security or cleaning deposits, and acknowledging Buyer's future responsibility for the same, and otherwise in form complying with
Section 92.105 of the Texas Property Code. Promptly after Closing, Buyer shall mail, by first class mail, the Tenant Notice Letters (or at Seller's option, Seller may so deliver the same) to each Tenant under the Leases. Buyer shall provide Seller with copies of all such Tenant Notice Letters and a certificate of mailing within ten (10) calendar days following Closing

   e. Charges for utilities, if any, serving the Property shall be determined as of the Closing Date, and Buyer shall be responsible for all utility charges for the period after the Closing Date. The parties shall mutually cooperate and execute and deliver such additional documents as may be reasonably necessary or desirable to insure that all such utilities are switched over into the name of Buyer as of the Closing Date, or as soon as possible thereafter.

   f. Prepaid cable television contract payments shall be prorated as of the Closing Date and Buyer shall receive a credit against the Purchase Price for its pro-rata share.

   g. In general, any and all other items of current revenue and expenses relating to the Property on the Closing Date shall be prorated as of the Closing Date.

   h. At Closing, Seller shall deliver vacated apartment units in the Property in the following condition: (i) for units which have been vacated for 10 or more days as of the Closing Date, such units shall be delivered in "rent ready" condition and (ii) for units which have been

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vacated for less than 10 days as of the Closing Date, such units shall be delivered in the condition they were in upon move-out by the tenant therein.

   i. At the Closing, Seller and Buyer shall execute and deliver multiple counterparts of a Closing Memorandum and Indemnification Agreement ("Closing Memorandum") in form substantially the same as that attached hereto as Exhibit G with respect to the prorations and other adjustments made at Closing.

   j. Seller shall pay the premium for the Title Policy as provided and subject to the limitations contained in paragraph 9 below. All other costs incurred in the transfer of the Property from Seller to Buyer shall be paid in accordance with the customs of real estate transactions presently in effect in Tarrant County, Texas, as solely determined by Escrow Agent.

9. TITLE INSURANCE POLICY.

        At the Closing, Seller shall furnish to Buyer a Texas Standard Owner Policy of Title Insurance (on the form promulgated by the Texas State Board of Insurance) issued by Chicago Title Insurance Company ("Title Policy"), in the amount of the Purchase Price, insuring that title to the Property is held by Buyer subject only to the printed exceptions normally contained in such policy, the exceptions contained in the Title Report and any amendments to the Title Report which are deemed to be approved pursuant to paragraph 7 above, and such other matters as are provided for in this Agreement ("Permitted Exceptions"). If Seller so requests, the Title Policy shall be issued as a single Title Policy that covers all of the Property, the Forest Ridge Property and the Toscana Property, and Buyer shall not have the right to a separate Title Policy for each such properties. Buyer may elect to obtain from Escrow Agent a modification to the Title Policy so that the standard printed exception for boundaries and other survey type matters shall be limited to "shortages in area"; however, Buyer shall be responsible for (i) obtaining at its sole cost and expense any additional surveys needed to obtain such modification and (ii) paying any excess premium required in order to obtain such modification or other additional coverage.

10. RIGHT OF ENTRY.

        Buyer and its engineers and agents shall have access to the Property at reasonable times after Opening of Escrow for the purpose of conducting geological, soil, drainage, engineering, building inspection and environmental tests and other studies and surveys which Buyer, in its reasonable discretion, deems necessary. Buyer shall immediately thereafter restore the Property to the condition which existed prior to performing such tests and studies, and Buyer shall indemnify, protect, hold harmless and defend Seller for, from and against any loss, expense, including reasonable attorney's fees, claims, actions, suits and liability resulting from activities by Buyer or its engineers or agents upon the Property, and shall keep the Property free from Liens arising out of such activities. Notwithstanding anything contained in this Agreement to the contrary, this indemnity and obligation to restore and keep the Property free from liens shall survive any termination of this Agreement.

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11. SALE PROPERTY CONDITION.

        To best of Seller's knowledge, Seller represents and warrants to Buyer, as of the date hereof and, except as otherwise set forth herein, as of the Closing Date, as follows:

    a. Seller is (i) a natural person or, if not a natural person, is duly organized, validly existing and in good standing under the laws of the state in which Seller was organized, whether as a corporation, partnership, limited partnership, trust or other legal entity, (ii) has full power, authority and legal right to carry on its business as now being conducted and to own the property and assets it now owns, and (iii) is duly qualified or licensed to do business and is in good standing in the jurisdiction where the property is located unless Seller has been advised by legal counsel that such qualification is not required by applicable state law;

    b. Seller has full power, authority and legal right to execute, deliver and perform this Agreement and all other documents and certificates contemplated hereby, and the execution, delivery and performance thereof have been duly authorized by Seller;

    c. No other action is or was required to be taken by Seller to permit the execution delivery and performance of its Agreement and all other documents and certificates contemplated hereby, and the transactions contemplated hereby and no consent or approval of any third party or governmental authority is or was required or appropriate in connection with the execution of this Agreement or to consummate the transactions contemplated hereby;

    d. This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms;

    e. Neither the execution or delivery of this Agreement nor the consummation by Seller of the transactions contemplated hereby is or was in violation of or in conflict with (i) any provision of any agreement (including, without limitation, the organization documents under which Seller is organized), instrument or other restriction of any kind to which Seller is a party, or by which Seller or the Property is bound or (ii) in any material or adverse way, statute, law, decree, regulation or order of any governmental authority, or resulted or will result in a default under any agreement, or caused or will cause the acceleration of any obligation or loan to which Seller is a party or by which Seller or the Property is bound;

    f. There are no actions, suits, proceedings, orders or investigations pending or, to the best of Seller's actual knowledge, threatened against or affecting Seller or the Property at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which might materially adversely affect Sellers performance under this Agreement or the consummation of the transactions contemplated hereby or the use or operation of the Property; provided, however, Seller discloses that Seller and/or Forest Ridge Seller and/or Toscana Seller has filed and is prosecuting a lawsuit against certain former cable television service providers serving the Property and/or the Forest Ridge Property and/or the Toscana Property, and Buyer agrees that

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Seller may continue to prosecute such lawsuit after the Closing and that Buyer shall have no claim to any portion of any recovery in connection therewith; and

    g. Seller is not in default under any agreement, deed of trust, mortgage, security agreement published ordinance, resolution, or decree, bond, note, indenture, order or judgment to which it is a party or by which the Property or assets owned by it or used in the conduct of its business thereon is affected.

    h. To the best of Seller's actual knowledge, all leases, rent rolls or income statements furnished by Seller are materially accurate.

    i. There are no outstanding rent concessions of any kind with respect to the Leases, and if any such concessions are found to exist Seller shall reimburse Buyer therefor.

    j. The mechanical components of the Property shall be in working order at the time of Closing, normal wear and tear excepted (and taking into consideration the age of such items).

    k. Seller has no knowledge of any default under any of the Leases except as specified in the Rent Roll or otherwise disclosed to Buyer in writing prior to the Feasibility Termination Date.

    l. Seller has not received any notice of any violation of any ordinance, regulation, law or statute of any governmental agency pertaining to the Property or any portion thereof.

    m. At all times from the date hereof until Closing, Seller shall materially maintain, operate and lease the Property in a manner and standard consistent with Seller's historical operation of the Property.

        These representations and warranties shall survive close of escrow for a period of twelve (12) months. SELLER MAKES NO OTHER REPRESENTATIONS OR WARRANTIES WHATSOEVER.

        Except as otherwise expressly set forth in this Agreement, Buyer acknowledges, represents, warrants and agrees that: (i) Buyer is purchasing the Property, any improvements now or hereafter made thereto at Closing in "as is" and "where is" condition, with all faults without any warranty expressed or implied whatsoever; (ii) Buyer has made or shall make prior to Closing its own examination, inspection and investigation of the Property, all improvements, if any, located thereon, the subsurface of the Property and all soil, engineering, environmental other conditions and requirements for the Property and any personal property; (iii) Buyer has or shall investigate all zoning, building and governmental regulatory matters pertaining to the Property prior to Closing;
(iv) Buyer is entering into this Agreement and is purchasing the Property and, based upon such inspections and investigations and not in reliance on any statements, representations, inducements or agreements of Seller and/or Broker in connection with the Property, its zoning, its fitness or merchantability for any particular use or purpose, availability of water or utilities, soil or environmental conditions, encroachments which would be disclosed by either an inspection of the Property or a survey, flooding and such other matters as might be disclosed or determined by an examination of the Property and independent inquiry with respect thereto; (v) any engineering data, environmental audit, soils reports, surveys or other information that Seller or any other party may have delivered to Buyer pertaining to the Property is furnished without any representation or warranty whatsoever; and (vi) Seller and/or Broker shall have no responsibility, liability or obligation respecting the Property subsequent to Closing. Buyer shall make its own investigation regarding the presence of any toxic waste or hazardous materials on the Property.

12. BROKERAGE

    a. Seller shall pay to Western Rim Property Services, Inc. ("Broker"), an affiliate of Seller, a real estate broker's commission for the sale of the Property by Seller to Buyer equal to five percent (5%) of the Purchase Price, in cash at Closing, provided that such commission shall be payable only if, as and when Closing shall occur hereunder. If Closing does not occur for any reason whatsoever, Broker shall not be entitled to any commission whatsoever or any portion of the Earnest Money Deposit forfeited to Seller. Buyer and Seller each represent to the other that it has not dealt with any real estate broker or any other party entitled to a commission, broker's fee or other compensation in connection with the sale of the Property by Seller to Buyer except Broker. Buyer and Seller each agree to indemnity, protect, defend and hold the other harmless for, from and against any expense, including without limitation, attorneys' and accountants' fees, claims, actions, suits or demands for payment of any commission, finder's fee or other sum initiated by any broker, commission agent or other person which such party or its representatives has engaged or retained or with which it has had discussions concerning the transaction contemplated by this Agreement except Broker. Notwithstanding anything in this Agreement to the contrary, the representation and indemnity set forth in this paragraph shall survive any termination of this Agreement. Furthermore, notwithstanding anything to the contrary in this Agreement, Western Rim Property Services, Inc., represents Seller only and does not represent Buyer in any manner whatsoever.

    b. Buyer acknowledges that it has retained or may retain Pinnacle Realty or an affiliate thereof ("Pinnacle") in connection with Buyer's due diligence review of the transaction. Buyer represents and warrants that Pinnacle is not acting in a broker capacity in this regard and in any case any and all amounts owed to Pinnacle or claimed to be owed by Pinnacle shall be the sole responsibility of Buyer, and Seller shall have no responsibility therefor.

13. CHANGES IN THE PROPERTY.

        Prior to Closing, risk of loss with regard to the Property shall be borne by Seller. If, prior to Closing, the Property or any portion thereof is destroyed or damaged, or becomes subject to a taking by virtue of eminent domain, to any extent whatsoever, Buyer may, in Buyer's sole discretion, either
(i) terminate this Agreement and receive back Buyer's Earnest Money Deposit and Additional Earnest Money Deposit, and neither party hereto shall have any further rights or obligations hereunder, or (ii) proceed with the Closing of the transaction, in which event Seller shall assign to Buyer all insurance or condemnation proceeds available as a result of such destruction or taking (including proceeds from loss of rents coverage), and in which event Buyer shall also receive a credit against the Purchase Price for any deductible amounts from such insurance proceeds.

14. POSSESSION.

        Possession of the Property shall be delivered to Buyer upon Closing, subject to the matters set forth in the Deed.

15. NOTICES.

        Unless otherwise required by law, all notices required to be given hereunder shall be in writing and shall be conveyed by (i) personal delivery (including by any messenger service, courier service, overnight delivery or facsimile with confirmation of receipt) to the address listed below for such party or (ii) the United States Postal Service by certified or registered mail, postage prepaid, with return receipt requested, to the address listed below for such party or (iii) telecopied by facsimile transmission to such party at the telecopy number listed below, provided that such transmission is confirmed by telephone on the date of such transmission. The addresses and telecopy numbers for the parties are as follows:

   if to Seller:                     Western Rim Investment Advisors, Inc.
                                     2400 North Highway 121
          (Overnight)                Euless, TX 76039
                                     Attn: Marcus D. Hiles,, President
                                     Facsimile: (817) 355-2505
                                     Phone: (817) 355-2500

          (U.S.Mail)                 P. O. Box 426
                                     Colleyville, TX 76034


      with a copy of any             Kelly, Hart and Hallman
      notice to Seller to:           201 Main Street, Suite 2500
                                     Fort Worth, TX 76102
                                     Attn: David Mellina, Esq.
                                     Facsimile: (817) 878-9280
                                     Phone: (817) 878-3538


      if to Escrow Agent:            Safeco Land Title of Tarrant
                                     777 Main Street
                                     Concourse, #10
                                     Fort Worth, Texas 76102
                                     Attn: Jeff Davis, President
                                     Facsimile: (214) 445-5047
                                     Phone: (817) 877-1481
      if to Buyer:                Cornerstone Realty Income Trust, Inc.
                                  306 E. Main Street
                                  Richmond, Virginia 23219
                                  Attn: Gus Remppies
                                  Facsimile: (804) 782-9302
                                  Phone: (804) 643-1761


      with copies of any          Zuckerbrod & Taubenfeld
      notice to Buyer to:         575 Chestnut Street
                                  P.O. Box 488
                                  Cedarhurst, New York 11516
                                  Attn: Harry S. Taubenfeld
                                  Facsimile: (516) 374-3490
                                  Phone: (516) 374-3133

                                         and to:

                                  Brown McCarrol & Oaks Hartline
                                  300 Crescent Court, Suite 1400
                                  Dallas, Texas 75201-6929
                                  Attn: Robert Morrison
                                  Facsimile: (214) 999-6170
                                  Phone: (214) 999-6103

        Notice given by personal delivery shall be deemed to have been given upon delivery to the appropriate address against receipt therefor (or upon refusal of acceptance), and notice given by U.S. mail shall be deemed to have been given two days after deposit in the U.S. mail, and notice by facsimile transmission shall be deemed to have been given on the date of such transmission provided that such transmission is confirmed by telephone on the date of such transmission. Each party may designate from time to time, another address in place of the address hereinabove set forth by notifying the other parties in the same manner as provided in this paragraph.

16. DEFAULT BY BUYER.

        Except as provided below in this paragraph, if on or prior to Closing, Buyer shall default in performing or fulfilling any of the covenants or obligations to be performed by it under this Agreement or the Other Agreements, including without limitation, Buyer's failure to complete the purchase of the Property, Forest Ridge Property and Toscana Property, Seller shall, as its sole remedy, obtain the Earnest Money Deposit (including all additions thereto) and any other sums theretofore deposited in Escrow or paid to Seller to such time, as liquidated damages to Seller for such breach by Buyer, Buyer and Seller agreeing that the amount of damages for such breach by Buyer is difficult to determine at this time and that the aforesaid sum is a reasonable estimation of the amount of liquidated damages of such breach under the circumstances existing at the time this Agreement is entered into. Upon giving notice by Seller to Buyer and Escrow

Agent of such default, if such default is not cured within five (5) business days after such notice, Escrow Agent shall deliver to Seller the Earnest Money Deposit (including all interest earned thereon); whereupon, this Agreement and the Other Agreements shall be deemed terminated, and Buyer and Seller shall have no further obligation or liability to the other regarding the purchase and sale of the Property, except such specific indemnification provisions as are provided for in this Agreement. Notwithstanding the foregoing, Seller may pursue all rights and remedies available at law or in equity against Buyer in the event of a Breach or default by Buyer under the specific indemnification provisions provided for in this Agreement as an additional remedy and not in lieu of the foregoing liquidated damages remedy.

17. DEFAULT BY SELLER.

        In the event that Seller defaults under this Agreement, Buyer shall have as its sole remedies the right (i) to require specific performance by Seller hereunder or (ii) to terminate this Agreement and to be repaid the Earnest Money Deposit and Additional Earnest Money Deposit, together with any interest which may have been earned thereon, plus a reimbursement of all reasonable actual out-of-pocket expenses incurred by Buyer in connection with its inspection of the Property, including engineering fees, legal fees and accounting fees. Buyer hereby specifically waives any and all other rights and remedies in equity or at law, subject, however, to its rights to recoup its attorneys fees as provided in paragraph 19 below. Buyer acknowledges that Seller's inability or unwillingness to deliver title to the Property in a condition required by Buyer shall not be deemed to be a default by Seller hereunder and Buyer's sole remedy in such event shall be to terminate the Agreement and to be repaid the Earnest Money Deposit together with any interest earned thereon.

18. REPRESENTATIONS AND WARRANTIES AT CLOSING.

        All of Buyer's representations and warranties contained in this Agreement shall be true and correct at Closing as though made at and as of Closing. All of Seller's representations and warranties contained in this Agreement shall be true and correct at Closing as though made at and as of Closing.

19. ATTORNEYS' FEES.

        If either party to this Agreement shall breach its representations or warranties hereunder or shall fail to fulfill or perform any of its covenants or obligations in this Agreement, that party shall pay all costs, including, without limitation, reasonable attorneys' fees and expert witness fees that may be incurred to enforce the terms, covenants, conditions and provisions of this Agreement or that may be incurred as a result of the default under or breach of this Agreement in the event legal action is commenced.

20. ENTIRE AGREEMENT; AMENDMENT.

        All exhibits attached to this Agreement are incorporated into this Agreement by reference and made a part hereof. This Agreement, including all exhibits hereto, is the entire Agreement between parties pertaining to all matters agreed upon or understood in connection with the sale and purchase of the Property. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect between the parties. No change or addition may be made to this Agreement except by a written agreement executed by the parties.

21. TIME OF ESSENCE.

        Time is of the essence with respect to the performance of all terms, covenants, conditions and provisions of this Agreement. No provision of the Escrow Instructions shall extend the Closing Date by more than five (5) business days or provide either party hereto with any grace period not provided in this Agreement.

22. FURTHER ASSURANCES.

        The parties hereto shall execute, acknowledge and deliver such other instruments and documents as may be necessary or appropriate to carry out the full intent and purpose of this Agreement.

23. APPLICABLE LAW.

        This Agreement and the rights of the parties hereto shall be interpreted, governed and construed in accordance with the laws of the State of Texas.

24. SECTION HEADINGS.

        The section headings in this Agreement are inserted only for convenience and reference and the parties intend that they shall be disregarded in interpreting the terms, covenants, conditions and provisions of this Agreement.

25. SEVERABILITY.

        Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be valid under applicable law, but if any provision shall be invalid or prohibited hereunder, such provision shall be ineffective to the extent of such prohibition or invalidation but shall not invalidate the remainder of such provision or the remaining provisions.

26. WAIVER.

        Either of the parties shall have the right to excuse or waive performance by the other party of any obligation under this Agreement by a writing signed by the party so excusing or waiving. No delay in exercising any right or remedy shall constitute a waiver thereof, and no waiver by Seller or Buyer of the breach of any covenant of this Agreement shall be construed as a waiver of any preceding or succeeding breach of the same or any other covenant or condition of this Agreement.

27. ASSIGNMENT; BINDING EFFECT.

        Buyer may only assign this Agreement and all of its rights, privileges and benefits hereunder, or designate a nominee to take title for Buyer, without Seller's prior written consent so long as its to a wholly owned subsidiary or affiliate of Buyer. Seller hereby acknowledges and consents that Buyer may assign its rights hereunder to Apple Residential Income Trust, Inc., a Virginia corporation ("Apple"); provided, however, Buyer hereby represents and warrants to Seller that Apple shall be a wholly owned subsidiary or affiliate of Buyer. Any assignee consented to hereunder shall be required to assume and agree in writing to perform all Buyer's obligations hereunder, and Buyer shall provide Seller with a copy of the assignment and assumption agreement between Buyer and such assignee. Upon any assignment hereunder, Buyer hereunder shall not be released from any of its obligations or liabilities under this Agreement, nor shall the Earnest Money Deposit be released to Buyer upon any assumption. Seller may not assign and transfer any right, title and interest hereunder. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. Seller shall not unreasonably withhold its consent to any assignment of this Agreement by Buyer to an entity which Buyer owns at least a 50% interest.


28. CONSTRUCTION.

        As used in this Agreement, the masculine, feminine or neuter gender and the singular or plural numbers shall each be deemed to include the other whenever the context so requires. This Agreement shall be construed as a whole and in accordance with its fair meaning and without regard to any presumption or other rule requiring construction against the party causing this Agreement or any part of this Agreement to be drafted. The parties acknowledge that each party has reviewed this Agreement and has had the opportunity to have it reviewed by legal counsel. If any words or phrases in this Agreement are stricken or otherwise eliminated whether or not other words or phrases have been added, this Agreement shall be construed as if the words or phrases stricken or otherwise eliminated were never included in this Agreement, and no implication or inference will be drawn from the fact that the words or phrases were stricken or otherwise eliminated.

29. DEFAULT INTEREST.

        If any monies become payable by one party to the other person pursuant to this Agreement and are not paid when due, then all sums unpaid shall bear interest at the rate of twelve percent (12%) per annum, from the date when due until paid; provided, however, the provisions of this paragraph shall not apply with respect to the Additional Earnest Money Deposit.

30. NO PARTNERSHIP, THIRD PERSON.

        It is not intended by this Agreement to, and nothing contained in this Agreement shall, create any partnership, joint venture or other arrangement between Seller and Buyer except as specifically provided herein. No term or provision of this Agreement is intended to benefit of any person, partnership, corporation or other entity not a party hereto (including without limitation, any broker), and no such other person, partnership, corporation or entity shall have any right or cause of action hereunder.

31. TIME OF PERFORMANCE.

        If the date for performance of any obligation hereunder or the last day of any time period provided for herein shall fall on a Saturday, Sunday or legal holiday, then said date for performance or time period shall expire on the first day thereafter which is not a Saturday, Sunday or legal holiday. Except as may otherwise be set forth herein, any performance provided for herein shall be timely made and completed if made and completed no later than 5:00 P.M. (Texas time) on the day for performance.

32. SURVIVAL.

        Except as otherwise provided herein, all covenants, agreements, representations and warranties set forth in this Agreement or in any certificate or instrument executed or delivered pursuant to this Agreement shall survive the Closing and shall not merge into any deed, assignment or other instrument executed or delivered pursuant hereto.

33. RECORDING.

         This Agreement shall not be filed or recorded in any public office in the State of Texas.

34. CLOSING FUNDS.

        The funds which will be required from Buyer and all other acts required of Buyer in order to consummate the transaction contemplated by this Agreement shall be deposited with Escrow Agent and performed no later than 10:00 A.M. (Texas time) on the Closing Date. The Closing funds shall be available for immediate distribution to Seller at Closing after payment of all liens including mortgages, mechanic liens, etc. The net proceeds of sale that are to be distributed to Seller at Closing shall be remitted by Escrow Agent in accordance with Seller's instructions given at or prior to Closing.

35. IRS REAL ESTATE SALES REPORTING.

        Buyer and Seller hereby appoint Escrow Agent as, and Escrow Agent agrees to act as, "the person responsible for Closing" the transaction which is the subject of this Agreement pursuant to Internal Revenue Code of 1986 Section 6045(e). Escrow Agent shall prepare and file the information return (IRS Form 1099-B) required by and otherwise comply with the terms of IRC SS6045(e). Escrow Agent further agrees to indemnify and hold Buyer, Seller and there respective attorneys harmless from and against all claims, costs, liabilities, penalties or expenses resulting from Escrow Agent's failure to file the appropriate reports and otherwise comply with the terms of the Internal Revenue Code pursuant to this paragraph.
                                       18

36. NON-FOREIGN ENTITY.

        Seller shall execute and deliver to Buyer at Closing an affidavit as required by Internal Revenue Code Section 1445(b)(2) setting forth Seller's taxpayer identification number, Seller's address and stating that it is not a foreign person for purposes of that Section ("Non-Foreign Status
Certification").

37. COUNTERPART EXECUTION.

        This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed one and the same Agreement.

38. ACCEPTANCE.

        This offer to purchase the Property by the party first executing and the terms set forth herein shall automatically terminate at 5:00 P.M. (Texas time), on February 15, 1997, unless accepted by the other party by delivering to the first executing party at its address referenced above a fully executed counterpart of this Agreement no later than said date.

39. OTHER OFFERS.

        Seller may accept and negotiate back-up offers and contracts should Buyer default under this Agreement. No other offer or Contract would be in force or effect if or until Buyer defaults.

40. CONFIDENTIALITY

        Buyer agrees to hold this Agreement and its contemplated acquisition strictly confidential and only disclose the contemplated acquisition to its attorneys, accountants, professional consultants and advisors, lenders and title company. In no event, under any circumstances whatsoever, shall this sale prior to closing be disclosed to any on-site employee of Western Rim Property Services, Inc. or its vendors, suppliers, contractors, or any resident at any of the Sellers properties.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first set forth above.

                                      BUYER:

                                      Cornerstone Realty Group, Inc., a Virginia corporation

                                      By: /s/ S. J. OLANDER
                                         -------------------
                                      Name: S. J. OLANDER
                                           ------------------
                                      Title: SVP
                                            --------------


                                      SELLER :

                                      Western Rim Investors 1991-4, L.P., a
                                      California Limited Partnership, dba
                                      Wildwood Apartments

                                      By: Western Rim Investment Advisors, Inc.,
                                          its General Partner

                                          By: /s/ Marcus D. Hiles
                                             ---------------------
                                             Marcus D. Hiles, President


ESCROW AGENT:

      Escrow Agent hereby agrees to be bound by the provisions hereof applicable to Escrow Agent and to perform its obligations as set forth herein and hereby declares that Opening of Escrow has occurred this 7th day of February 1997.

                             Safeco Land Title of Tarrant

                                          By: /s/ Barbara Hutson
                                             ------------------------
                                          Name: Barbara Hutson
                                                ---------------------
                                          Title: Commercial Operations Mgr.
                                                ---------------------------
                                       20

                                   EXHIBIT A

                               Legal Description

LOT 1, in BLOCK 1, WILDWOOD, An Addition to the City of Euless, Tarrant County, Texas, according to the Revised Plat thereof recorded in Volume 388-166, Page 52, of the Plat Records of Tarrant County, Texas

                                   EXHIBIT B
                               Personal Property
                              [see attached list]

                                [WILDWOOD LOGO]

                                   EXHIBIT "B"
                                   ---------
                 Luxury Apartment Homes By Nash Phillips/Copus

                        Wildwood Personal Property List

1 Leasing Desk
1 Computer Desk
1 Office Desk
7 Old Monitors/Replaced on 3-26-96
7 New Ultrak Monitors (B/W) Model # KM-17
               Serial #'s 5122170 5121822 5121816 5121812 5121801
                                5121819 5122212
2 Filing Cabinets
1 Samton Computer Monitor Model # SC428PT Serial # HMAG100146
1 CTI Keyboard Model # SK-1100CW Serial # C95 0931692
1 Hard Drive Expert Computer Systems *Pentium 100 Intel
1 Mouse Model # 1300 Serial # 512053841
1 Epson Printer Model # P630B Serial #lF8E383254
1 Fax Machine Model # Intellifax 680 Serial # F41593398
1 Xerox Machine Model # 6G7 Serial # 085692
1 Sharp Copier Cabinet
1 Canon Calculator Model # P-20-DX Serial # 90230649
2 Motorola 2 Way Radios Model # Radius SP10
                        Serial #'s 087FVGD316 087FVGD364
1 Burle Video Switcher Model # TC8108A Serial # 004976
1 Burle Video Cassette Recorder Model # TC3960 Serial # 20101434
1 Key Box W/ Keys to All Units and Mail Boxes
1 Hoover Runabout Vacuum Cleaner Model # U4265-910 Serial # 019300043982 l GE Refrigerator Model # SC2SK Serial # DAL05949
1 Misc. Desk Accessories
1 Brass Desk Clock W/ Pen
2 Silk Plants
2 Silk Ficus Trees
1 Book Shelf End Table
3 AT&T Spirit Phones
1 GE Spacesaver Microwave Model # JVM231WVOOl Serial # LR 9867795
1 Marvel Ice Maker
1 Mr. Coffee Maker
1 Bakers Rack
1 Lenoxx Sound Stereo/Cassette Recorder
4 Trash Cans
2 Wall Clocks
1 Wall Mirror
12 Artificial Vines/Ivy

200 W. Bear Creek Dr. Euless Tx. 76039 Metro (817) 267-7666 Fax (817) 545-9190

                                [WILDWOOD LOGO]
                 Luxury Apartment Homes By Nash Phillips/Copus

2 Desk Plants
1 End Table
1 Coffee Table
1 Sofa
1 Love Seat
1 Big Arm Chair
1 Glass Round Table



1 Lamp
l Large Framed Picture
2 Small Pictures
1 Glass Sofa Table
2 Secretary Chairs
2 Queen Ann Waiting Chairs
l Glass Cookie Plate
1 Glass Candy Dish
1 Globe
1 RCA Home Theatre
1 Texas Instruments Calculator Serial # S3136123
1 Sharp PA 3140 Typewriter Serial # 98342000K
1 Misc. Forms and Office Supplies
1 Misc. Decorative Accessories

200 W. Bear Creek Dr. Euless Tx. 76039  Metro (817) 267-7666 Fax (817) 545-9190

                                [WILDWOOD LOGO]
                  Luxury Apartment Homes By Nash Phillips/Copus

                           Wildwood Health Club List

2 Life Cycle 5500
1 Quinton Rowing Machine
1 Spirit Stair Climber
1 Pacific Fitness Universal
1 Pacific Fitness Leg Press
1 Stereo W/ 2 Speakers

                        Wildwood Laundry Facility List

1 Laundry Basket
1 Wall Clock
1 Folding Table
3 Waiting Chairs
1 Window A/C Unit Installed
1 Industrial Size Trash Can
1 Kitchen Size Trash Can
1 Patton Space Saver Heater
1 Holmes Personal Size Heating Unit
1 Eureka Electric Bissel
1 Large Mop W/ Mop Bucket
1 Small Mop W/ Bucket
1 Broom
1 Dust Pan

200 W. Bear Creek Dr. Euless, Tx. 76039 Metro (817) 267-7666 Fax (817) 545-9190

                                [WILDWOOD LOGO]
                 Luxury Apartment Homes By Nash Phillips/Copus

                         Wildwood Maintenance Shop List

1 Dolly
1 8 ft Ladder
1 6 ft Ladder
1 Extention Ladder
1 Shop Vac (Wet & Dry)
1 Recovery Unit W/ Tank
1 Drill
1 Skill Saw
1 Line Vac
1 Jig Saw
1 Electric Staple Gun
1 Torch Head W/ Tank
1 Electric Cord
1 Tile Cutter
1 Tile Snips
1 Drain Auger
1 Regulator W/ Tank
1 Snap Line
1 Key Machine
1 Texture Hopper
1 Toilet Plunger
1 Caulk Gun
1 Blower (Leaf)
1 Snow Shovel
1 Spade Shovel
1 Rake
3 Brooms
2 Dust Pans
2 Garden Hoses
2 Nozzle Sprayers
1 Heater
1 A/C Window Unit (Installed)
2 Putty Knifes
1 Kwikset Key Kit

200 W. Bear Creek Dr. Euless, Tx. 76039 Metro (817) 267-7666  Fax (817) 545-9190

                                [WILDWOOD LOGO]
                 Luxury Apartment Homes By Nash Phillips/Copus

l Box Fan
1 Leaf Rake
1 Carpet Rake
1 Sander
1 Router
1 Bo Saw
1 Pipe Cutter
1 Paint Roller
2 Paint Brush
1 Grease Gun
1 Pool Vac Head
1 Pool Brush
1 Vac Hose (Pool)
1 Pool Test Kit
2 Life Rings
1 Shepard's Pole
1 Chem Sprayer
1 Leaf Net
1 Wheel Barrow
1 Screen Spline Roller

200 W. Bear Creek Dr. Euless, Tx. 76039 Metro (817) 267-7666 Fax (817) 545-9190.

                                   EXHIBIT C

                                              , 1997

L. P. Martin & Company, P.C.
4132 Innslake Drive
Glen Allen, VA 23060


        In connection with our audit of the statement of income and direct operating expenses of ________________ Apartments for the twelve month period ended _______________________, for the purpose of expressing an opinion as to whether the financial statement presents fairly, in all material respects, the results of operations of ____________________ Apartments, in conformity with generally accepted accounting principles, we confirm, to the best of our actual knowledge and belief, the following representations made to you during your audit.

1.	We are responsible for the fair presentation of the statement of operations in conformity with generally accepted accounting principles.

2.	We have made available to you all financial records and related data and to our knowledge these records are the only accounting records in existence for the above noted apartments.

3.	There have been no:

        a. Irregularities involving management or employees who have significant roles in the internal control structure.

	b.	Irregularities involving other employees that could have a
                material effect on the financial statements.

        c. Communications from regulatory agencies concerning noncompliance with, or deficiencies in financial reporting practices that could have a material effect on the financial statements.

4.	The following, if applicable, have been properly recorded in the accounting records and/or disclosed to you.

	a.	Related party transactions and related accounts receivable or payable, including sales, purchases, loans, transfers, leasing arrangements, and guarantees.

        b. Arrangements with financial institutions involving compensating balances or other arrangements involving restrictions on cash balances and line-of-credit or similar arrangements.

5.      There are no:

        a. Violations or potential violations of laws or regulations whose effect should be considered for disclosure in the financial statements or as a basis for recording a loss contingency.

        b. Other material liabilities or gain or loss contingencies that are required to be accrued or disclosed by Statement of Financial Accounting Standards No. 5

6. We are not aware of any pending or threatened litigation, claims, or assessments or unasserted claims or assessments other than tenant evictions or collections for nonpayment of rent that are required to be accrued or disclosed in the financial statements in accordance with Statement of Financial Accounting Standards No. 5, and we have not consulted a lawyer concerning litigation, claims or assessments against the Property.

7. There are no material transactions that have not been properly recorded in the accounting records underlying the financial statements.

8. We have complied with all aspects of contractual agreements that would have a material effect on the financial statements in the event of noncompliance.

9. We have identified all accounting estimates that could be material to the financial statements, including the key factors and significant assumptions underlying those estimates, and we believe the estimates are reasonable in the circumstances.

10. No events have occurred subsequent to ________ that would require adjustment to, or disclosure in, the financial statements.


___________________________                    ________________________________
Signature                                      Signature

___________________________                    ________________________________
Title                                          Title

                                   EXHIBIT D

When recorded, return to:

_______________________________
_______________________________
_______________________________

                             SPECIAL WARRANTY DEED

        For the consideration of Ten and 00/100 Dollars and other valuable consideration, ____________________ ("Grantor"), a ___________________
Partnership, does hereby convey to _______________ , a _________________
Corporation ("Grantee"), the following described property situated in Texas:

        See Exhibit A attached hereto and made a part hereof.

        SUBJECT TO: Current taxes, assessments not yet due and payable, reservations in patents and all easements, rights-of-way, covenants, conditions and restrictions as may appear of record, and such matters which an inspection or current accurate survey would reveal.

        Grantor hereby binds itself and its successors to warrant and defend the title, as against all acts of Grantor herein, and all persons claiming by, through or under Grantor, and no other, subject to the matters above set forth.

GRANTEE EXPRESSLY ACKNOWLEDGES THAT THE GRANTEE IS PURCHASING AND THE GRANTOR IS CONVEYING THE PROPERTY SOLELY IN RELIANCE ON GRANTEE'S OWN INVESTIGATIONS AND "AS IS. WHERE IS" AND "WITH ALL FAULTS AND DEFECTS," LATENT OR OTHERWISE. GRANTEE EXPRESSLY ACKNOWLEDGES THAT, IN CONSIDERATION OF THE AGREEMENT OF GRANTOR HEREIN AND EXCEPT AS OTHERWISE SPECIFIED HEREIN, GRANTOR MAKES AND HAS MADE NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING BUT NOT LIMITED TO, ANY WARRANTY AS TO CONDITION, HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE WITH RESPECT TO THE PROPERTY OR ANY MATTER RELATED THERETO.

        IN WITNESS WHEREOF, Grantor and Grantee have executed this Special Warranty Deed this __________________ day of ________________ 1997.

                                         GRANTOR:

                                      By: _____________________________________

                                      Its: ____________________________________

                                          GRANTEE:

                                          ___________________________________

                                          By: _______________________________

                                          Its: ______________________________

STATE OF TEXAS     )
                   ) SS.
County of Tarrant  )

     Acknowledged before me this ____________ day of __________________ 1997, by
____________________________________________________________________________ .

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.

My commission expires:
                                        ___________________________________
_________________________                           Notary Public

STATE OF TEXAS          )
                        ) SS.
County of Tarrant       )

     Acknowledged before me this _________ day of ______________ 1997, by ____________________________ of ___________________________________________,
a __________ corporation, on behalf of the corporation.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.

My commission expires:
                                   _____________________________________
                                              Notary Public
_____________________________

EXHIBIT E

                      ASSIGNMENT AND ASSUMPTION OF LEASES

     THIS ASSIGNMENT AND ASSUMPTION OF LEASES IS MADE and entered into this ___ day of ___________________, 199__, by and between _______________________, a(n)
_____________________ ("Seller"), and ________________________, a(n) ______
("Buyer").

     WHEREAS, Seller is conveying to Buyer certain real property ("Real Property") in ____________, Texas, more particularly described on Exhibit "A" attached hereto and incorporated herein by reference; and

     WHEREAS, Seller desires to assign to Buyer its rights, as landlord, in and to certain leases relating to the Real Property.

     NOW, THEREFORE, Seller, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration in hand paid to Seller by Buyer, does hereby grant, sell, assign, transfer, convey and deliver to Buyer all of Seller's right, title and interest, as landlord, under those certain tenant leases and/or other agreements demising space in and to the Real Property ("Leases") described on Exhibit "B" attached hereto and incorporated herein by reference.

     Buyer hereby agrees to assume all of Seller's duties and obligations under the Leases accruing on and after the date hereof, and to indemnify, protect, defend and hold Seller harmless from all such duties and obligations. Seller shall indemnify, protect, defend and hold Buyer harmless from all duties and obligations under the Leases accruing prior to the date hereof.

     This Assignment of Leases is executed by Seller and accepted by Buyer subject to any and all terms and conditions contained in the Leases and all of the same exceptions and conditions contained in that certain Special Warranty Deed of even date herewith from Seller to Buyer relating to the conveyance of the Real Property.

     This is a final and exclusive expression of the agreement of Seller and Buyer, and no course of dealing or usage of trade or course of performance shall be relevant to explain or supplement any term expressed in this Assignment and Assumption of Leases.

     To have and to hold all of Seller's right, title and interest as landlord under the Leases unto Buyer, its legal representatives and assigns forever.

     EXECUTED as of the date first hereinabove written.

                                    SELLER:

                                    ________________________________________
                                    ________________________________________

                                    By:  ___________________________________
                                         ___________________________________
                                         ___________________________________

                                    PURCHASER

                                    By: ____________________________________
                                    Name: __________________________________
                                    Title: _________________________________

                                   EXHIBIT F

                          BILL OF SALE AND ASSIGNMENT

     THIS BILL OF SALE AND ASSIGNMENT IS MADE and entered into this _______ day of _______________, 19___, by and between __________________, a(n) _____________
("Seller"), and __________________________, a(n) _________________ ("Buyer").

     WHEREAS, Seller is conveying to Buyer certain real property ("Real Property") in ________________ County, Texas, more particularly described on Exhibit "A" attached hereto and incorporated herein by reference, together with all improvements ("Improvements") thereon; and

     WHEREAS, Seller desires to assign to Buyer certain rights and interests relating to the Real Property.

     NOW, THEREFORE, Seller, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration in hand paid to Seller by Buyer, does hereby grant, sell, assign, transfer, convey and deliver to Buyer all of Sellers' right, title and interest in and to the following:

      1. The personal property owned by Seller in connection with the Real Property as described on Exhibit "B" attached hereto and incorporated herein by reference ("Personal Property");

      2. All existing warranties, including manufacturer's warranties ("Warranties") relating to the Improvements or Personal Property, if any, but only to the extent assignable;

      3. All right, title and interest of Seller, if any, in and to the use of the name by which the Real Property is commonly known, "Wildwood Apartments," ("Tradename");

      4. The existing phone numbers ("Phone Numbers") used in connection with the operation of the Real Property, but only to the extent assignable;

     The herein-described Personal Property, Warranties, Tradename and Phone Numbers are collectively referred to as the "Property."

     This Bill of Sale and Assignment is executed by Seller and accepted by Buyer subject to any and all terms and conditions contained in the Warranties and all of the same exceptions and conditions contained in that certain Special Warranty Deed of even date herewith from Seller to Buyer relating to the conveyance of the Real Property.

     This is a final and exclusive expression of the agreement of Seller and Buyer, and no course of dealing or usage of trade or course of performance shall be relevant to explain or supplement any term expressed in this Bill of Sale and Assignment.

     To have and to hold the Property unto Buyer, its legal representatives and assigns forever, but without warranty of any kind.

     EXECUTED as of the date first hereinabove written.

                                       SELLER:

                                       __________________________________,
                                       a(n)______________________________

                                       By: ______________________________
                                           Name:_________________________
                                           Title:________________________

                                       PURCHASER:

                                       __________________________________,
                                       a(n)______________________________

                                       By:_______________________________
                                          Name:__________________________
                                          Title:_________________________



THE STATE OF ___________  SS.
                          SS.
COUNTY OF_______________  SS.

     This instrument was acknowledged before me on the _____ day of ___________, 1997, by _______________________, ___________________ of ______________________
_______, a(n) ___________________, on behalf of said _________________.

                                       __________________________________
                                       Notary Public, State of___________

                                       __________________________________
                                       Notary's Typed or Printed Name

                                       My Commission Expires:____________

THE STATE OF __________  SS.
                         SS.
COUNTY OF _____________  SS.

     This instrument was acknowledged before me on the _____ day of ___________, 1993, by _____________________, ___________________ of ______________________
_______, a(n) ___________________, on behalf of said ___________________.

                                       ___________________________________
                                       Notary Public, State of____________

                                       ___________________________________
                                       Notary's Typed or Printed Name

                                       My Commission Expires:_____________

                                   EXHIBIT G

                             CLOSING MEMORANDUM AND
                           INDEMNIFICATION AGREEMENT

THE STATE OF TEXAS  SS.
                    SS.     KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF DALLAS    SS.

        THIS CLOSING MEMORANDUM AND INDEMNIFICATION AGREEMENT (the "Agreement") is entered into effective as of ______________, 1997 (the "Closing Date") by and between ___________________________, a ___________________ ("Seller"),
and ________________________________, a ____________________ ("Buyer").

        In connection with and in consideration of the closing ("Closing") of the transaction contemplated under that certain Purchase and Sale Agreement (the "Agreement") dated _________________, 1997, by and between Seller and Buyer, covering that certain property more particularly described in the Agreement (the "Property"), Seller and Buyer hereby agree as follows:

        1. Proration Date. All prorations have been made as of the Closing Date.

        2. Operating Expenses. Except as otherwise provided in the Agreement or herein, any and all costs and expenses relating to the operation, management, leasing or ownership of the Property for the period prior to the Closing Date, including, but not limited to, accounts and payments under service contracts, utility charges and other costs required to be paid by the landlord under, and/or with respect to, any leases for all or any portion of the Property and commission agreements relating thereto are the responsibility of Seller and will be paid by Seller promptly upon receipt of billing therefor, and Seller hereby agrees to reimburse Buyer for any loss, cost or expense relating to same. Any and all costs and expenses relating to the operation, management, leasing or ownership of the Property for the period from and after the Closing Date, including, but not limited to, accounts and payments under service contracts, utility charges and other costs required to be paid by the landlord under, and/or with respect to, any leases for all or any portion of the Property are the responsibility of Buyer and will be paid by Buyer promptly upon receipt of billing therefor, and Buyer agrees to reimburse Seller for, any loss, cost or expense relating to same. To the extent not reflected in the closing statements (the "Closing Statements") evidencing the transaction contemplated under the Agreement, Buyer and Seller agree to adjust between themselves outside of Closing any amounts which are the responsibility of the other pursuant to this paragraph.

        3. Earnest Money. Seller and Buyer acknowledge the application of the Earnest Money Deposit (as defined in the Agreement) previously deposited with the Title Company (as defined in the Agreement) against the purchase price of the Property as reflected in the Closing Statements.

        4. Real Estate Taxes. All ad valorem and similar taxes and assessments (the "Taxes") relating to the Property for the current year were prorated between Seller and Buyer as reflected in the Closing Statements as provided in the Agreement. At such time as the actual amount of Taxes against the Property for the current year is known (after any appeal by Buyer is final and the amount is final), Seller and Buyer shall, if required, readjust the amount of Taxes to be paid by each party pursuant to this paragraph so that Seller shall pay for those Taxes attributable to the period of time occurring prior to the Closing Date, and Buyer shall pay for those Taxes attributable to the period of time occurring from and after the Closing Date.

        5. Rents. All rents have been prorated as of the Closing Date to the extent same have actually been collected by Seller as provided in the Agreement. Claims for any delinquent rent and other sums which are owing to Seller by Tenants of the Property for periods prior to the Closing Date ("Delinquent Rents") shall be owned and retained by Seller and Seller shall be entitled to collect all of same. Furthermore, Buyer agrees to pay Delinquent Rents (or Seller's pro rata share thereof to the extent such Delinquent Rents are applicable to the month during which the Closing occurred) to Seller if, and when, amounts are collected from the delinquent Tenant that are required to be applied to Delinquent Rents as provided in the immediately succeeding sentence. To the extent rentals are collected by Buyer after Closing from Tenants owing Delinquent Rents, such collections shall be applied in the following order of priority (i) such collections shall first be applied to Delinquent Rents which were delinquent 30 days or less as of the Closing Date, (ii) any balance shall then be applied to rents currently due at the time of the collection of such amounts and (iii) the balance shall then be applied to Delinquent Rents which were delinquent for more than 30 days as of the Closing Date. Buyer agrees to use reasonable efforts to collect Delinquent Rents, but nothing contained herein shall operate to require Buyer to institute a lawsuit to recover any such Delinquent Rents or to terminate any Lease.

        6. Brokerage Commissions. Except as set forth in Section ____ of the Agreement, Seller and Buyer each hereby agree to reimburse the other for any and all loss, cost or expense (including, without limitation, reasonable attorneys' fees and costs) resulting from any claim for any fee, commission or similar payment by any broker, agent, finder or realtor as a result of any action of Seller or Buyer, respectively, related to the origination, negotiation, or consummation of the transaction contemplated by the Agreement, Any fee owed to Pinnacle Realty or its affiliates will be paid by Buyer.

        7. Errors or Omissions. Seller and Buyer agree to adjust between themselves after Closing any errors or omissions in the prorations or adjustments set forth in the Closing Statements.

        8. Survival. This Agreement and the agreements and the provisions contained herein shall survive Closing and the execution and delivery of any documents in connection therewith subject, however, to the limitations set forth in paragraph of the Agreement, all of which are hereby incorporated into this Agreement by this reference as if restated in their entirety. This instrument may be executed in multiple counterparts, each of which shall be deemed an original, but together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, this Agreement has been executed by Seller and Buyer as of (but not necessarily on) the day and year first above written.

                                       SELLER:

                                       _________________________________


                                       By:______________________________
                                       Name:____________________________
                                       Title:___________________________


                                       PURCHASER:

                                       _________________________________


                                       By:______________________________
                                       Name:____________________________
                                       Title:___________________________